Exhibit 4.2.1

THIRD AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made and entered into as of October 28, 2011 by and among WhaleShark Media, Inc., a Delaware corporation (formerly known as Whale Shark Media, Inc.) (the “Company”), those holders of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), or options to acquire Common Stock set forth on Exhibit A attached to this Agreement (together with any other person who becomes a party hereto as a Common Stockholder pursuant to Section 3, individually, a “Common Stockholder,” and collectively, the “Common Stockholders”), and the holders of the Company’s Series B-1 Preferred Stock, par value $0.001 per share (“Series B-1 Preferred Stock”), Series B-2 Preferred Stock, par value $0.001 per share (“Series B-2 Preferred Stock”), Series B-3 Preferred Stock, par value $0.001 per share (“Series B-3 Preferred Stock”), Series BB-3 Preferred Stock, par value $0.001 per share “Series BB-3 Preferred Stock”) and Series B-4 Preferred Stock (“Series B-4 Preferred Stock,” together with the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series BB-3 Preferred Stock, collectively “Preferred Stock”), as set forth on Exhibit B attached to this Agreement (together with any other person who becomes a party hereto as an Investor pursuant to Section 5.2, individually, an “Investor,” collectively, the “Investors,” and together with the Common Stockholders, the “Stockholders”).

The Company and certain of the Stockholders are parties to the Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated November 24, 2010, as amended (the “Original Agreement”).

The Original Agreement may be amended according to Section 5.2 by the written consent of (a) the Company and (b) Investors holding (i) a majority of the shares of Series B-1 Preferred Stock then outstanding and (ii) at least 65% of the shares of Series B-2 Preferred Stock then outstanding; and the parties hereto constitute the required parties to amend and restate the Original Agreement.

The Company and the certain of the Investors are parties to the Series B-3/BB-3 Preferred Stock Purchase Agreement dated as of the date of this Agreement (as amended or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Company has agreed to sell, and certain of the Investors have agreed to purchase, shares of the Company’s Series B-3 Preferred Stock and Series BB-3 Preferred Stock;

The Company issued shares of the Company’s Series B-2 Preferred Stock to certain Stockholders set forth on Exhibit C attached to this Agreement (the “Stateless Holders”) pursuant to that certain Asset Purchase Agreement dated November 24, 2010 in partial consideration for the assets transferred to the Company’s wholly-owned subsidiary, RMN Acquisition Co., LLC;

The Investors’ obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

The parties to this Agreement deem it in their best interests to set forth certain rights of the Stockholders and desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1 RESTRICTIONS ON TRANSFER.

1.1 General Prohibition on Transfers; Permitted Transfers.

(a) Except as otherwise permitted by this Agreement, no Stockholder, nor any permitted transferee of a Stockholder pursuant to Section 1.1(b), shall directly or indirectly sell, assign, transfer, pledge, encumber, hypothecate, convey in trust, transfer by gift, bequest or descent, or otherwise dispose of, whether voluntarily or by operation of law (a “Transfer”), to any person or entity (a “Transferee”) any shares of the Stock (defined below) which the Stockholder holds unless the Stockholder has complied with all of the terms of this Agreement. No Stateless Holder may Transfer any shares of Stock which such Stateless Holder holds prior to November 24, 2011. Any purported Transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to Transfer any interest or title to the purported Transferee. The Company shall not be required to (i) transfer on its books any Securities that have been Transferred in violation of this Agreement or (ii) treat as the owner of such Common Stock, or accord the right to vote or pay dividends to, any such Transferee.

(b) The restrictions contained in Section 1 shall not apply to:

(i) any Transfer of Stock by a Common Stockholder to such Common Stockholder’s spouse, parents, siblings or lineal descendants (by blood, marriage or adoption);

(ii) any Transfer of Stock by a Common Stockholder to a trust, partnership, corporation, limited liability company or other similar entity solely for the benefit of such Common Stockholder or such Common Stockholder’s spouse, parents, siblings or lineal descendants (by blood, marriage or adoption) or from such a trust to such a beneficiary;

(iii) upon the death of a Stockholder, any Transfer of Stock by a Stockholder or a Party related to the Stockholder (such as a trustee or donor to a trust), to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Stockholder;

(iv) any Transfer of Common Stock by a Common Stockholder to the Company pursuant to a stock restriction agreement or other agreement under which the Company has the right to repurchase such Common Stock upon the occurrence of certain events, including termination of employment by or service to the Company or any subsidiary of the Company;

(v) any Transfer of Stock pursuant to Section 3 of the Voting Agreement (as defined in the Purchase Agreement);

(vi) any Transfer of Stock by an Investor to an Affiliate (as defined in the Purchase Agreement); or

(vii) any Transfer of Stock pursuant to Section 1.3 of the Purchase Agreement;

provided that in each of clauses (i) and (ii), the Transferee grants to such Common Stockholder an irrevocable proxy coupled with an interest to vote all of the Stock so Transferred. The exemptions set

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forth in Section 1.1 (b) from the Transfer restrictions contained in this Section 1 shall also be available to any permitted Transferee of such stockholder as if such permitted Transferee was a stockholder for the purposes of such Section 1.1(b).

1.2 Right of First Refusal on Common Stockholder Seller Transfers.

(a) Except as otherwise permitted in Section 1.1(b) of this Agreement, before a Common Stockholder or permitted Transferee of a Common Stockholder (each, a “Common Stockholder Seller”) may effect any Transfer of Stock, the Common Stockholder Seller shall deliver to the Company and the Investors a written notice signed by the Common Stockholder Seller (the “Common Stockholder Seller’s Notice”) stating (a) the Common Stockholder Seller’s bona fide intention to Transfer such Stock; (b) the name and address of each proposed Transferee; (c) the number of shares of the Stock to be Transferred to each Transferee (the “Common Stockholder Transfer Shares”); and (d) the bona fide cash price or other consideration for which the Seller (defined below) proposes to Transfer such Stock (the “Offered Price”). A copy of any written offer, if available, shall be attached to the Common Stockholder Seller’s Notice. If a copy of a written offer is not available, a statement of the terms of the offer and any material facts shall be attached to the Common Stockholder Seller’s Notice.

(b) Upon receipt of a Common Stockholder Seller’s Notice, the Company shall have the irrevocable and exclusive option to purchase the Common Stockholder Transfer Shares. The Company shall deliver a written notice (the “Company Common Stockholder’s Notice”) to the Common Stockholder Seller and each Investor of its election to purchase all or a portion of such Common Stockholder’s Transfer Shares within ten days of the receipt of the Common Stockholder Sellers’ Notice. The delivery of the Company Common Stockholder’s Notice under this Section shall constitute an irrevocable commitment to purchase such Common Stockholder’s Transfer Shares.

(c) Upon receipt of a Common Stockholder Seller’s Notice, to the extent the Company does not elect to purchase all of the Common Stockholder Transfer Shares or fails to deliver the Company Common Stockholder’s Notice within the applicable period, each Investor shall have the irrevocable and exclusive option to purchase up to that number of the Common Stockholder Transfer Shares equal to the product of (i) the number of Common Stockholder Transfer Shares not elected to be purchased by the Company pursuant to Section 1.2(b), multiplied by (ii) a fraction (the “Proportionate Share”), the numerator of which shall be the number of shares of Stock owned by such Investor and the denominator of which shall be the number of shares of Stock owned by all of the Investors. Within 20 days after delivery of the Common Stockholder Seller’s Notice, each Investor shall deliver a written notice to the Common Stockholder Seller, the Company and each other Investor of its election to purchase such Common Stockholder Transfer Shares (each, an “Investor Notice”). To the extent any Investor does not elect to purchase its full Proportionate Share of such remaining Common Stockholder Transfer Shares or fails to deliver a notice within the applicable period, each Investor that has elected to purchase its full Proportionate Share shall be entitled, by delivering written notice to the Common Stockholder Seller within five days following the delivery of such notice, to purchase up to all of the remaining Transfer Shares. If there is an oversubscription, the oversubscribed amount shall be allocated among the fully electing Investors pro rata based on the number of shares of Stock owned by each of them. The delivery of an Investor Notice under this section shall constitute an irrevocable commitment to purchase such Common Stockholder Transfer Shares.

(d) For the purposes of calculating an Investor’s Proportionate Share pursuant to Section 1.2(c), all Stock held by an Investor and its partners, officers, employees and affiliates shall be aggregated and such persons may allocate such Proportionate Share in any manner among them.

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1.3 Right of First Refusal on Investor Seller Transfers.

(a) Except as otherwise permitted in Section 1.1(b) of this Agreement, before Investors or permitted Transferees of such Investors (each, an “Investor Seller” and together with the Common Stockholder Seller, each, a “Seller”) may effect any Transfer of Stock, the Investor Seller shall deliver to the Company and the Investors a written notice signed by the Investor Seller (the “Investor Seller’s Notice”) stating (a) the Investor Seller’s bona fide intention to Transfer such Stock; (b) the name and address of each proposed Transferee; (c) the number of shares of the Stock to be Transferred to each Transferee (the “Investor Transfer Shares”); and (d) the bona fide cash price or other consideration for which the Investor Seller proposes to Transfer such Stock (the “Offered Price”). A copy of any written offer, if available, shall be attached to the Investor Seller’s Notice. If a copy of a written offer is not available, a statement of the terms of the offer and any material facts shall be attached to the Investor Seller’s Notice.

(b) Upon receipt of an Investor Seller’s Notice, each Investor shall have the irrevocable and exclusive option to purchase up to that number of the Investor Transfer Shares equal to the product of (i) the number of Investor Transfer Shares multiplied by (ii) a fraction (the “Proportionate Share”), the numerator of which shall be the number of shares of Stock owned by such Investor and the denominator of which shall be the number of shares of Stock owned by all of the Investors. Within 20 days after delivery of the Investor Seller’s Notice, each Investor shall deliver a written notice to the Investor Seller, the Company and each other Investor of its election to purchase such Transfer Shares (each, an “Investor Purchasing Notice”). To the extent any Investor does not elect to purchase its full Proportionate Share of such remaining Investor Transfer Shares or fails to deliver a notice within the applicable period, each Investor that has elected to purchase its full Proportionate Share shall be entitled, by delivering written notice to the Investor Seller within five days following the delivery of such notice, to purchase up to all of the remaining Investor Transfer Shares. If there is an oversubscription, the oversubscribed amount shall be allocated among the fully electing Investors pro rata based on the number of shares of Stock owned by each of them. The delivery of an Investor Purchasing Notice under this section shall constitute an irrevocable commitment to purchase such Investor Transfer Shares.

(c) To the extent that the Investors do not elect to purchase all of the Investor Transfer Shares or fail to deliver the Investor Purchasing Notice within the applicable period, the Company shall have the irrevocable and exclusive option to purchase all or a majority of the unpurchased Investor Transfer Shares. The Company shall deliver a written notice (the “Company Notice”) to the Investor Seller and each Investor of its election to purchase such Investor Transfer Shares within 15 days of the receipt of the Investor Seller’s Notice. The delivery of the Company Notice under this section shall constitute an irrevocable commitment to purchase such Investor Transfer Shares.

(d) For the purposes of calculating an Investor’s Proportionate Share pursuant to Section 1.3(b), all Stock held by an Investor and its partners, officers, employees and affiliates shall be aggregated and such persons may allocate such Proportionate Share in any manner among them.

1.4 Closing of Right of First Refusal. Common Stockholder Transfer Shares and Investor Transfer Shares shall be referred to herein as the “Transferred Shares.” If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith, which determination shall be binding upon the Company, each Stockholder, and the Seller, absent fraud or material error. Payment of the purchase price shall be made within five days after expiration of all applicable periods set forth above. Payment of the purchase price shall be made, at the option of the Company or the exercising Investor, as the case may be, (a) in cash (by wire transfer or check), (b) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Investor, as the case may be, or (c) by any combination of the foregoing. Upon delivery of the purchase price, the Seller shall have no further rights as a holder of the Transfer Shares, and the Seller shall immediately cause all certificate(s) evidencing such Transfer Shares to be surrendered for transfer to the Company or the purchasing Investor, as the case may be.

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1.5 Seller’s Right To Transfer. If the Company and the Investors have not elected to purchase all of the Transfer Shares, then, subject to the Investors’ right of co-sale set forth in Section 1.6, the Seller may transfer the remaining Transfer Shares to any person named as a Transferee in the Seller’s Notice, at no less than the Offered Price, provided that such Transfer (a) is consummated within 90 days after the expiration of all applicable periods set forth above, (b) is on terms no more favorable to the Transferee than the terms proposed in the Seller’s Notice, and (c) is in accordance with all the terms of this Agreement. If the Transfer Shares are not so Transferred during such period, then the Seller may not Transfer any of such Transfer Shares without complying again in full with the provisions of this Agreement.

1.6 Right of Co-Sale. If all of the Common Stockholder Transfer Shares proposed to be sold by a Common Stockholder Seller are not purchased by the Company or the Investors as provided in Section 1.2, the Common Stockholder Seller shall deliver a notice to each non-purchasing Investor informing it of the number of shares not elected to be purchased by the purchasing Investors and the number of Common Stockholder Transfer Shares still held by the Common Stockholder Seller (the “Co-Sale Shares”) and proposed to be Transferred to the Transferee. Each such non-purchasing Investor shall have the right, exercisable upon written notice to the Common Stockholder Seller within five days after the receipt of such notice, to elect to sell all or any part of the Preferred Stock, Common Stock, other capital stock of the Company or any securities convertible into, exchangeable for or exercisable for capital stock of the Company (collectively, “Stock”) held by such Investor with the Common Stockholder Seller to the Transferee. The delivery of the notice of election under this section shall constitute an irrevocable commitment to sell the indicated Stock. The Common Stockholder Seller shall use all commercially reasonable efforts to arrange for the sale to the Transferee of all Stock requested by such Investors to be sold in such Transfer; provided, that if the Transferee is unwilling to purchase all such Stock, then the number of shares of Stock that may be sold by the Common Stockholder Seller and each such Investor in such Transfer shall be reduced to the product obtained by multiplying (a) the aggregate number of shares of Stock that the Transferee is willing to acquire by (b) a fraction the numerator of which is the number of shares of Stock requested to be Transferred by the Common Stockholder Seller in the Common Stockholder Seller’s Notice or by such Investor in the notice delivered under this section, as applicable, and the denominator of which is the combined number of shares of Stock of the Company so requested be Transferred by the Common Stockholder Seller and all participating Investors. The Stock to be sold shall be transferred by the Common Stockholder Seller and the participating Investors to the Transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Common Stockholder Seller’s Notice, and after such transfer the Common Stockholder Seller shall promptly remit to each participating Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective Transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from any participating Investor, the Common Stockholder Seller shall not sell to such prospective Transferee any Stock unless and until, simultaneously with such sale, the Common Stockholder Seller shall have complied with Section 2.

1.7 Multiple Series or Classes of Stock. If the Transfer Shares consists of more than one series, class, or type of Stock, the Seller has the right to Transfer under this Agreement each such series, class, or type; provided, that if, as to the right of co-sale set forth in Section 1.6, an Investor does not hold the requisite number of shares of such series, class, or type, and the proposed Transferee is not willing to purchase the series, class, or type of Stock held by such Investor, then such Investor shall have the put right set forth in Section 2.

1.8 Additional Transactions. The exercise or non-exercise of the rights of a Stockholder under this Agreement to participate in one or more sales of Stock made by the Seller shall not adversely affect their rights to participate in subsequent sales by a Seller.

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Section 2 PUT RIGHT.

2.1 Put Right. If a Seller Transfers any Stock in contravention of the Company’s and the Investors’ right of co-sale under Section 1.6 (a “Prohibited Transfer”), or if the proposed Transferee of Transfer Shares desires to purchase a class, series, or type of stock offered by the Seller and not held by an Investor, or is unwilling to purchase any Stock from an Investor, such Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten days after (a) the consummation of the Transfer pursuant to Section 1.6 or (b) the date on which an Investor becomes aware of the Prohibited Transfer or the terms of such Prohibited Transfer, require such Seller to purchase from the Investor, for cash or such other consideration as the Seller received in the Prohibited Transfer, a number of shares of Stock (of the same class or type as transferred in the Prohibited Transfer if such Investor then owns Stock of such class or type; otherwise of Stock having as close to the same economic consequences of ownership as is possible) having a purchase price equal to the aggregate purchase price the Investor would have received in the closing of such Prohibited Transfer if such Investor had been able to exercise its right of co-sale with respect to such Prohibited Transfer. The closing of such sale to the Seller shall occur within 30 days after the date of such Investor’s Put Notice to such Seller.

Section 3 PURCHASERS OR TRANSFEREES OF RESTRICTED STOCK. Notwithstanding any Transfer of Common Stock (including any Transfer pursuant to Section 1.1(b)), all Stock shall remain subject to this Agreement and any person who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any shares of Stock shall be bound by all of the terms and conditions of this Agreement and deemed a Stockholder to the same extent as the transferor and, prior to registration of the transfer of any such securities on the books of the Company, any purchaser or other transferee shall execute an Adoption Agreement substantially in the form of Exhibit D attached to this Agreement. Notwithstanding the failure of any such person to execute such Adoption Agreement, by acceptance of the certificate for Stock, such person shall take the securities subject to this Agreement and shall be bound by this Agreement.

Section 4 RESTRICTIVE LEGEND. Stockholders and permitted Transferees of the Stockholders understand and agree that the Company shall cause the legend set forth below, or a legend substantially equivalent to the legend set forth below, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Securities by the Stockholder or permitted Transferee of the Stockholder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY, AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Section 5 GENERAL PROVISIONS.

5.1 Termination. This Agreement shall terminate on the earlier of (a) the consummation by the Company of a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation, as amended or amended and restated from time to time); (b) the sale of the Company

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(through a merger, consolidation, sale of all or substantially all of its stock, or similar transaction, but excluding a sale of all or substantially all of its assets) to an unrelated third party; (c) the written agreement of the (i) Company and (ii) Investors holding (A) a majority of the Preferred Stock then outstanding, voting together as a single class, (B) a majority of the Series B-3 Preferred Stock then outstanding and (C) a majority of the Series BB-3 Preferred Stock then outstanding; (d) the Company becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (except to the extent arising solely from the Company having listed debt securities); (e) the acquisition by a single purchaser not affiliated with the Company or any Investor of all of the issued and outstanding shares of Common Stock and Preferred Stock; or (f) the effective time of any dissolution of the Company.

5.2 Amendment; Waiver. This Agreement may be amended, and the observance of or compliance with any provision of this Agreement by any party to this Agreement may be waived, only by the written agreement of (a) the Company and (b) Investors holding (i) a majority of the Preferred Stock then outstanding, voting together as a single class, (ii) a majority of the Series B-3 Preferred Stock then outstanding and (iii) a majority of the Series BB-3 Preferred Stock then outstanding. Notwithstanding the foregoing, (y) no waiver, modification or amendment uniquely and adversely affecting the rights or obligations of a Stockholder shall be effective without the consent of such Stockholder, and (z) persons acquiring shares of Preferred Stock after the date of this Agreement may become parties to this Agreement as Investors by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph.

5.3 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement.

5.4 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

5.5 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

5.6 Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.7 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

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5.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at WhaleShark Media, Inc., 301 Congress Ave., Suite 700, Austin, Texas 78701, Attention: G. Cotter Cunningham, Chief Executive Officer, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to DLA Piper LLP (US), 401 Congress Ave., Suite 2500, Austin, Texas 78701, Attention: Samer M. Zabaneh, Esq.

If to a Common Stockholder, at the address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice.

If to an Investor, at its address set forth on Exhibit B, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice.

If to a Stateless Holder, at its address set forth on Exhibit C, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice with a copy (which shall not constitute notice) to and Perkins Coie LLP, 1120 N.W. Couch Street, Portland, Oregon 97209, Attn: Scott Joachim.

Notices provided in accordance with this Section 5.8 shall be deemed delivered upon personal delivery, upon receipt of fax confirmation, or three business days after deposit in the mail (or, for notices delivered to non-U.S. justifications, three business days after sent by reputable “overnight” international currier).

5.9 Costs And Attorneys’ Fees. If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party’s reasonable costs and reasonable attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from any such action, suit, or other proceeding.

5.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.11 Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

5.12 Further Assurances. From and after the date of this Agreement, upon the request of any Investor, any Common Stockholder or the Company, the Company and the Stockholders shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.13 Adjustments for Stock Splits; Calculations Using Common Stock Equivalents. Wherever in this Agreement there is a reference to a specific number of shares of Stock, or a price per share of such stock, then, upon the occurrence of any subdivision, combination, or stock dividend of such class or series of stock, the specific number of shares or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend. Wherever in this

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Agreement a pro ration or other calculation is based on the number of shares of Stock held, then such calculation shall be determined on the basis of the number of shares of Common Stock so held or deemed to be held on a fully diluted basis assuming full conversion and exercise of all convertible securities, warrants, options or other rights to acquire shares of Common Stock.

5.14 Aggregation of Stock. All shares of the Preferred Stock held or acquired by an Investor and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, the shares held by any Investor that is (a) a partnership or corporation, shall be deemed to include shares held by affiliated partnerships or the partners, retired partners, and stockholders of such holder or affiliated partnership, or members of the Immediate Family (as defined below) of any such partners, retired partners, and stockholders, and any custodian or trustee for the benefit of any of the foregoing persons; or (b) an individual, shall be deemed to include shares held by any members of the stockholder’s Immediate Family. For purposes of this Agreement, “Immediate Family” shall include any spouse, father, mother, brother, sister, lineal descendant of spouse, or lineal descendant, or to any custodian or trustee for the benefit of any of the foregoing persons.

5.15 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach or default of the Company or a Stockholder under this Agreement shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in any such breach or default, or of or in any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after any such breach or default. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.16 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party to this Agreement, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each of the Company, the Common Stockholders, and the Investors waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

5.17 Spousal Consent. Each Stockholder’s spouse shall sign the Consent of Spouse in the form attached hereto as Exhibit E. Each Stockholder agrees that if the Stockholder should marry or remarry subsequent to the date of this Agreement, the Stockholder shall within thirty (30) days of the marriage obtain the Stockholder’s new spouse’s acknowledgment of the existence and binding effect of all the restrictions contained in this Agreement by execution of the Consent of Spouse in the form attached hereto as Exhibit E. Such consent shall not be deemed to confer or convey to the spouse any rights in the Company that do not otherwise exist by operation of law or the agreement of the shareholders of the Company.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

COMPANY:

WHALESHARK MEDIA, INC.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
Chief Executive Officer and President

COMMON STOCKHOLDERS:

/s/ G. Cotter Cunningham
G. Cotter Cunningham

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THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

STATELESS HOLDERS:

King Holdings (Vic) Pty Ltd ACN 147 435 970 in its capacity as trustee for the King Holdings Trust C/- BDO (NSW-VIC) Pty Ltd, in accordance with the Corporations Act 2001 by being signed by the following officer:

Signature of sole director and sole company secretary

Name of sole director and sole company secretary(print)

Clark/Kirk Holdings Pty Ltd ACN 147 455 767 in its capacity as trustee for the Clark/Kirk Holdings Trust C/- BDO (NSW-VIC) Pty Ltd, , in accordance with the Corporations Act 2001 by being signed by the following officer

Signature of sole director and sole company secretary

Name of sole director and sole company secretary(print)

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THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS:

AUSTIN VENTURES IX, L.P.

By:	AV Partners IX, L.P.,
its general partner

By:	AV Partners IX, LLC,
its general partner

By:	/s/ Philip Siegel
Member

AUSTIN VENTURES X, L.P.

By:	AV Partners X, L.P.,
its general partner

By:	AV Partners X, LLC,
its general partner

By:	/s/ Philip Siegel
Member

G. COTTER CUNNINGHAM

/s/ G. Cotter Cunningham
G. Cotter Cunningham

PETER MORSE

Peter Morse

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THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

NORWEST VENTURE PARTNERS XI, LP

By:	Genesis VC Partners XI, LLC,
General Partner

By:	/s/ Jeffrey Crowe
Member

NORWEST VENTURE PARTNERS VII-A, LP

By:	Itasca VC Partners VII-A, LLC,
General Partner

By:	/s/ Kurt Betcher
Member

NORWEST VENTURE PARTNERS VI-A, LP

By:	Itasca VC Partners VI-A, LLC,
General Partner

By:	/s/ Kurt Betcher
Member

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

ADAMS STREET 2010 DIRECT FUND, L.P.

By:	ASP 2010 Direct Management, LLC, its General Partner

By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

ADAMS STREET 2009 DIRECT FUND, L.P.

By:	ASP 2009 Direct Management, LLC, its General Partner

By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

ADAMS STREET 2008 DIRECT FUND, L.P.

By:	ASP 2008 Direct Management, LLC, its General Partner

By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

Address: c/o Adams Street Partners, LLC
One North Wacker Drive, Suite 2200
Chicago, IL 60606-2823
Attn:	Sejal Shah

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

MICHAEL GLOZMAN

/s/ Michael Glozman
Michael Glozman

JUSTIN HALLORAN

Justin Halloran

ARBOR GREEN II, LP

/s/ Thomas P. Borders
Thomas P. Borders, Trustee

MOOSE POND INVESTMENTS, LP

By:	/s/ Brian Sharples
Name:	Brian Sharples
Title:	Partner

MTG PORTFOLIO, LTD.

By:	Midtown Group, Inc., its general partner

By:	/s/ Thomas P. Borders
Name:	Thomas P. Borders
Title:	President

GOOGLE VENTURES 2011, L.P.

By:	Google Ventures 2011 GP, L.L.C.,
its general partner

By:	/s/ William J. Maris
Name:	William J. Maris
Title:	Member

Address:	1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: Karim Faris
With a copy to:
Google Ventures 2011, L.P.
Attn: General Counsel, Google Ventures
Email: gv-notice@google.com

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

DUNCAN JENNINGS

Duncan Jennings

MAX JENNINGS

Max Jennings

RICHARD FOISTER

Richard Foister

ANTONIO ARGIOLAS

Antonio Argiolas

DANIEL BOWER

Daniel Bower

JOHN-PAUL JONES

John-Paul Jones

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

JP MORGAN DIGITAL GROWTH FUND L.P.

By:	J.P. Morgan Investment Management Inc.
Its:	Investment Advisor

By	/s/ Robert Cousin
Name:	Robert Cousin
Its Managing Director

Address:	c/o JP Morgan Investment Management, Inc.
270 Park Avenue, 25th Floor
New York, New York 10017
Attn: Robert J. Cousin

522 FIFTH AVENUE FUND, L.P.

By:	J.P. Morgan Investment Management Inc.
Its:	Investment Advisor

By	/s/ Robert Cousin
Name:	Robert Cousin
Its Managing Director

Address:	c/o JP Morgan Investment Management, Inc.
270 Park Avenue, 25th Floor
New York, New York 10017
Attn: Robert J. Cousin

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Jules Maltz
Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT A

COMMON STOCKHOLDERS

G. Cotter Cunningham 301 Congress Ave., Suite 700 Austin, Texas 78701

EXHIBIT B

INVESTORS

Investors Name and Address

Austin Ventures IX, L.P.

300 West 6th Street, Suite 2300

Austin, Texas 78701-3902

Attn: C. Thomas Ball

Austin Ventures X, L.P.

300 West 6th Street, Suite 2300

Austin, Texas 78701-3902

Attn: C. Thomas Ball

With a copy to:

General Counsel

Austin Ventures

300 W. 6th St., Suite 2300

Austin, Texas 78701

G. Cotter Cunningham

301 Congress Ave., Suite 700

Austin, Texas 78701

Peter Morse

Morse Partners

100 Front St, Suite 900

West Conshohocken, Pennsylvania 19428

Michael Glozman

206 Almur Lane

Wynnewood, Pennsylvania 19096

Justin Halloran

4811 Palisade Drive

Austin, Texas 78731

Arbor Green II, LP

300 W. 6th Street, Suite 2030

Austin, Texas 78701

Attn: Mr. Thomas P. Borders

Norwest Venture Partners XI, LP

Norwest Venture Partners VII-A, LP

Norwest Venture Partners VI-A, LP

525 University Ave., Suite 800

Palo Alto, California 94301-1922

Attn: Kurt Betcher, CFO

With a copy to:

Norwest Venture Partners XI, LP

525 University Ave., Suite 800

Palo Alto, California 94301-1922

Attn: John M. Geschke, General Counsel

Investors Name and Address

King Holdings (Vic) Pty Ltd ACN 147 435 970

Rialto Tower, Level 29

525 Collins Street

Melbourne 3000, Australia

Attn: Craig Finlayson

Clark/Kirk Holdings Pty Ltd ACN 147 455 767

Rialto Tower, Level 29

525 Collins Street

Melbourne 3000, Australia

Attn: Craig Finlayson

Adams Street 2008 Direct Fund, L.P.

c/o Adams Street Partners, LLC

One North Wacker Drive, Suite 2200

Chicago, Illinois 60606-2823

Attn: Sejal Shah

Adams Street 2009 Direct Fund, L.P.

c/o Adams Street Partners, LLC

One North Wacker Drive, Suite 2200

Chicago, Illinois 60606-2823

Attn: Sejal Shah

Adams Street 2010 Direct Fund, L.P.

c/o Adams Street Partners, LLC

One North Wacker Drive, Suite 2200

Chicago, IL 60606-2823

Attn: Sejal Shah

MTG Portfolio, Ltd.

1001 S. Capital of Texas Hwy, Bldg L

Austin, Texas 78746

Moose Ponds Investments, L.P.

23 Hull Circle Drive

Austin, Texas 78746

Google Ventures 2011, L.P.

1600 Amphitheatre Parkway

Mountain View, California 94043

Attn: Karim Faris

With a copy to:

Google Ventures 2011, L.P.

Attn: General Counsel

E-mail: gv-notice@google.com

Duncan Jennings

2, The Moat House, Church Lane

Britford, Salisbury SP5 4DX

United Kingdom

Investors Name and Address

Max Jennings

19 Dagmar Terrace

London N1 2BN

Richard Foister

44 Mount Drive

Harrow, HA2 7RP

United Kingdom

John-Paul Jones

101 Evelyn Road

London E16 1UU

United Kingdom

Antonio Argiolas

11 Cannon Court

5 Brewhouse Yard

London EC1V 4JQ

United Kingdom

Daniel Bower

Flat 21, Canonbury Heights East

9 Henshall Street

London N1 3GA

United Kingdom

Institutional Venture Partners XIII, L.P.

3000 Sand Hill Road

Building 2, Suite 250

Menlo Park, California 94025

J.P. Morgan Digital Growth Fund, L.P.

c/o JP Morgan Investment Management, Inc.

270 Park Avenue, 25th Floor

New York, New York 10017

Attn: Robert J. Cousin

522 Fifth Avenue Fund, L.P.

c/o JP Morgan Investment Management, Inc.

270 Park Avenue, 25th Floor

New York, New York 10017

Attn: Robert J. Cousin

EXHIBIT C

STATELESS HOLDERS

King Holdings (Vic) Pty Ltd ACN 147 435 970

Rialto Tower, Level 29

525 Collins Street

Melbourne 3000, Australia

Attn: Craig Finlayson

Clark/Kirk Holdings Pty Ltd ACN 147 455 767

Rialto Tower, Level 29

525 Collins Street

Melbourne 3000, Australia

Attn: Craig Finlayson

EXHIBIT D

ADOPTION AGREEMENT

This Adoption Agreement (this “Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of the Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of             , 2011 (the “Agreement”) by and among the Company and certain of its Stockholders. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

2.	Agreement. As partial consideration for such transfer, Transferee (a) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement and (b) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party to the Agreement.

3.	Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed under Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.

EXECUTED AND DATED this      day of             , 20    .

TRANSFEREE

By:
Name:
Title:
Address:
Fax:	( ) -

Spouse:	(if applicable):

Name:

EXHIBIT E

CONSENT OF SPOUSE

I, spouse of the stockholder of WhaleShark Media, Inc. (the “Company”) signing the Third Amended and Restated Right of First Refusal and Co-Sale Agreement to which this Consent of Spouse is attached as Exhibit E, acknowledge and agree that I have read the Right of First Refusal and Co-Sale Agreement (the “Agreement”) and the related materials, and that I understand their contents.

To the extent that either I or my spouse is a party to the Agreement, I am aware that, by virtue of certain provisions contained in the Agreement, the Company and certain other parties have the option to purchase certain shares of capital stock of the Company (the “Stock”) which my spouse owns, including any interest I might have therein, under certain circumstances as set forth in the Agreement, and that certain other restrictions are imposed upon the sale or other disposition of the Stock during and after my spouse’s lifetime.

I hereby agree that my interest, if any, in the Stock subject to the Agreement shall be irrevocably bound by the Agreement, as may be amended from time to time, and further understand and agree that any community property interest I may have in the Stock shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: , 20	“Spouse”

(Signature)

(Print Name)